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                                                                     EXHIBIT 5.1



                                November 9, 1998




Jack Henry & Associates, Inc.
663 Highway 60
P.O. Box 807
Monett, Missouri  65708




Gentlemen:

         We have acted as counsel to Jack Henry & Associates, Inc. ("Jack Henry") in connection with Jack Henry's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by Jack Henry of 794,764 shares of its common stock, par value $.01 per share (the "Shares"), to be issued in connection with the merger of Peerless Acquisition Corp. ("Newco"), a wholly-owned subsidiary of Jack Henry, with and into Peerless Group, Inc. ("Peerless") pursuant to the terms of the Agreement and Plan of Merger dated as of August 18, 1998, among Jack Henry, Peerless and Newco (the "Merger Agreement").

         As your counsel in connection with this transaction, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of this opinion.

         In rendering this opinion we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act, (ii) the common stockholders of Peerless will have approved and adopted the Merger Agreement and (iii) the transactions contemplated by the Merger Agreement are consummated in accordance with the Merger Agreement.

         On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and the Shares, when issued and delivered in accordance with the terms and conditions of the Registration Statement, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of Missouri and the foregoing opinion is limited to the laws of the State of Missouri, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement.


                                          Very truly yours,



                                          /s/SHUGHART THOMSON & KILROY, P.C.